Exhibit 10.13

EXECUTION VERSION

FIRST AMENDMENT TO AMENDED AND RESTATED PORTFOLIO
MANAGEMENT AGREEMENT

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED PORTFOLIO MANAGEMENT AGREEMENT (this “Amendment”), dated as of August 2, 2022 (the “Amendment Date”), is entered into by and between BCC MIDDLE MARKET CLO 2019-1, LTD., a private company incorporated with limited liability in Jersey (the “Issuer”), and BAIN CAPITAL SPECIALTY FINANCE, INC., a Delaware corporation (in its capacity as Portfolio Manager under the Agreement (as defined below) on behalf of the Issuer, and together with its successors in such capacity, the “Portfolio Manager”).

R E C I T A L S

WHEREAS, the Issuer and the Portfolio Manager are parties to that certain Amended and Restated Portfolio Management Agreement, dated as of November 30, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), pursuant to which the Portfolio Manager acts as the portfolio manager of the Issuer in connection with that certain amended and restated indenture, dated as of November 30, 2021 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, BCC Middle Market CLO 2019-1 Co-Issuer, LLC, as co-issuer (the “Co-Issuer”, and together with the Issuer, the “Issuers”) and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”);

WHEREAS, Section 19(d) of the Agreement provides that the Agreement may be amended by the parties thereto subject to the conditions set forth therein;

WHEREAS, the conditions to entering into this Amendment have been satisfied; and

WHEREAS, the parties hereto desire to enter into this Amendment and this Amendment has been duly authorized by all necessary corporate or other action, as applicable, on the part of each of the Issuer and the Portfolio Manager.

NOW THEREFORE, based upon the above Recitals, the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Definitions.  Unless otherwise defined herein, all capitalized terms used but not defined herein or in the Agreement shall have the respective meanings ascribed to such terms in the Indenture.

2.Amendments.  Effective as of the Amendment Date, the Agreement shall be amended as follows:

(a)The first paragraph of the Agreement is hereby amended and restated in its entirety as follows:

“This Amended and Restated Portfolio Management Agreement (this “Agreement”), dated as of November 30, 2021, is entered into by and between BCC MIDDLE MARKET CLO 2019-1, Ltd., a private company incorporated with limited liability in Jersey (f/k/a BCC Middle Market CLO 2019-1, LLC), as issuer (together with successors and assigns permitted hereunder, the “Issuer”) and BAIN CAPITAL SPECIALTY FINANCE, INC., a Delaware corporation, as portfolio manager (together with successors and assigns permitted hereunder, in such capacity, the “Portfolio Manager”).”

(b)Section 3(a) of the Agreement is hereby amended and restated in its entirety as follows:

“(a) The Issuer has been duly formed and registered and is validly existing as a private company with limited liability under the laws of Jersey, has all requisite power and authority to own its assets and the obligations proposed to be owned by it and included in the Assets and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its obligations under this Agreement, the Indenture, the Securities Account Control Agreement, any Hedge Agreement, the Collateral Administration Agreement, the Loan Sale Agreement, the Administration Agreement, each Master Participation Agreement or the Notes (collectively, the “Issuer Documents”) would require, such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Issuer.”

(c)Section 15 of the Agreement is hereby amended and restated in its entirety as follows:

“Unless otherwise specifically required by any provision of the Indenture or this Agreement or by applicable law, the Portfolio Manager shall not knowingly or intentionally take any action which it knows or should know would (a) materially adversely affect the Issuer or the Co-Issuer for purposes of Jersey law, United States federal or state law or any other law known to the Portfolio Manager to be applicable to the Co-Issuers, (b) not be permitted under the Issuer’s or the Co-Issuer’s Governing Instruments, (c) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer or the Co-Issuer, including, without limitation, any Jersey or United States federal, state or other applicable securities law the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer or the Co-Issuer, or on the ability of the Portfolio Manager to perform its obligations hereunder or under the provisions of the Indenture expressly applicable to the Portfolio Manager, (d) require registration of the Issuer, the Co-Issuer or the pool of Assets as an “investment company” under the Investment Company Act, (e) cause the Issuer or the Co-Issuer to violate the terms of the Indenture or (f) adversely affect the interests of the Holders in any material respect (other than as permitted or required hereunder or under the Indenture, it being understood that, in connection with the foregoing, the Portfolio Manager will not be required to make any independent investigation of any facts or laws not otherwise actually known to it in connection with its obligations under this Agreement or the Indenture, or the conduct of its business generally).  The Portfolio Manager covenants that it shall comply in all material respects with all laws and regulations applicable to it in connection with the performance of its duties under this Agreement or the Indenture.  Notwithstanding anything in this Agreement, the Portfolio Manager shall not take any discretionary action that could reasonably be expected to cause an Event of Default under the Indenture.”

(d)Section 17(a) of the Agreement is hereby amended and restated in its entirety as follows:

“(a)If to the Issuer:

BCC Middle Market CLO 2019-1, Ltd.

c/o Maples Fiduciary Services (Jersey) Limited

2nd Floor, Sir Walter Raleigh House

48-50 Esplande St.

Helier, JE2 3QB, Jersey

Attention: BCC Middle Market CLO 2019-1, Ltd.”

(e)Section 20(b) of the Agreement is hereby amended and restated in its entirety as follows:

“(b)The Portfolio Manager agrees not to institute against or join any other person in instituting against the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under U.S. federal or state bankruptcy or similar laws, or the similar laws of Jersey or any other applicable jurisdiction, until the payment in full of all Notes issued under the Indenture and the expiration of a period equal to (a) one year, or (b) if longer, the applicable preference period, and in either case of (a) or (b) plus one day, following such payment.  Nothing in this Section 20(b) shall preclude the Portfolio Manager (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Portfolio Manager, or (ii) from commencing against the Issuer or the Co-Issuer or any of their respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, winding up or liquidation proceeding.”

3.Representations. The Portfolio Manager hereby provides to the Issuer, as of the date hereof, the representations and warranties set forth in Section 4(a) through Section 4(g) and Section 4(i) of the Agreement. The Issuer hereby provides to the Portfolio Manager, as of the date hereof, the representations and warranties set forth in Section 3(a) through Section 3(i) of the Agreement (as amended by this Amendment).

4.Agreement.  Except as amended hereby, the Agreement is in all respects ratified and confirmed and all the terms shall remain in full force and effect.

5.Effectiveness.  The provisions of this Amendment shall be effective as of the Amendment Date.

6.Reference to Agreement.  On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” and “herein,” or words of like import referring to the Agreement, and each reference in all other agreements, documents, certificates, exhibits and instruments executed in relation thereto (including, without limitation, the Indenture, as amended), to “the Portfolio Management Agreement,” “thereunder,” “thereof,” “therein,” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended by this Amendment, including, for the avoidance of doubt, the defined terms herein.

7.Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Amendment and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Amendment as to the parties hereto and may be used in lieu of the original Amendment for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

8.Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

10.Limited Recourse/Non-Petition.  The provisions of Section 20 of the Agreement are incorporated herein mutatis mutandis as if fully set forth herein.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized officers as of the date first written above.

BAIN CAPITAL SPECIALTY FINANCE, INC., as Portfolio Manager

By:
Name:
Title:

[Signatures continue on the following page.]

BCC Middle Market CLO 2019-1

First Amendment to A&R Portfolio Management Agreement

BCC MIDDLE MARKET CLO 2019-1, Ltd., as Issuer

By:
Name:
Title:

BCC Middle Market CLO 2019-1

First Amendment to A&R Portfolio Management Agreement